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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on Network Long Distance, Inc. dated May 18, 1998 included in this Form 8-K, into IXC Communications, Inc.'s previously filed registration statements on Form S-3 (File No. 333-52433), Form S-3 (File No. 333-33421), Form S-8 (File No. 333-49817), Form S-8 (File No. 333-18467) and Form S-8 (File No. 333-11409).

/s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi
October 29, 1998